Exhibit 99.2

WINDSORTECH, INC.

ACTION BY UNANIMOUS CONSENT OF DIRECTORS

The undersigned, being all the Directors of WindsorTech, Inc., a Delaware Corporation, by unanimous consent in accordance with the General Corporation Law of the State of Delaware and the Amended and Restated By-Laws of the Corporation, hereby consent to the resolutions set forth herein as if the same had been duly adopted at a meeting of the Directors.

WHEREAS, the Corporation has determined that it is in the best interest of the company to expand the membership of the Board of Directors from five members to seven members; and

WHEREAS, the Corporation has determined that John F. Cunningham should be appointed as director of the Corporation in order to fill a vacancy created by expansion of the Board of Directors

NOW THEREFORE BE IT

RESOLVED, that pursuant to Article II of the Corporation’s Amended and Restated By Laws, the membership of the Corporation’s Board of Directors shall be expanded from five members to seven members as of September 7, 2005, and be it

FURTHER RESOLVED that John F. Cunningham is hereby appointed as a director of the Corporation for a term that shall extend until the next Annual Meeting of the Corporation’s shareholders.

IN WITNESS WHEREFORE, the undersigned directors of the Corporation have executed this consent as of the 7th day of September 2005.

/S/ Marc Sherman	/S/ Edward L. Cummings
Marc Sherman	Edward L. Cummings

/S/ Seth A. Grossman	/S/ R. Keith Elliott
Seth A. Grossman	R. Keith Elliott

/S/ Robert W. VanHellemont
Robert W. VanHellemont